                                                      Registration No. 333-44429


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          --------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933
                          --------------------------

                           COMVERSE TECHNOLOGY, INC.
                           -------------------------
            (Exact name of registrant as specified in its charter)

        New York                                       13-3238402
        --------                                       ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                 170 Crossways Park Drive, Woodbury, NY   11797
                ----------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)
                Boston Technology, Inc. 1989 Stock Option Plan
           Boston Technology, Inc. 1992 Directors' Stock Option Plan
               Boston Technology, Inc. 1994 Stock Incentive Plan
            Boston Technology, Inc. 1995 Director Stock Option Plan
    Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan
                      Nonstatutory Stock Option Agreement
               Comverse Technology, Inc. 1987 Stock Option Plan
               Comverse Technology, Inc. 1994 Stock Option Plan
               Comverse Technology, Inc. 1995 Stock Option Plan
               Comverse Technology, Inc. 1996 Stock Option Plan
       Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan
          Comverse Technology, Inc. 1997 Employee Stock Purchase Plan
          -----------------------------------------------------------
                           (Full title of the plans)

                                 Kobi Alexander
               Chairman of the Board and Chief Executive Officer
                           Comverse Technology, Inc.
                            170 Crossways Park Drive
                            Woodbury, New York 11797
                            ------------------------
                    (Name and address of agent for service)

                                  516-677-7200
                                  ------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                             William F. Sorin, Esq.
                                823 Park Avenue
                            New York, New York 10021

This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with the provisions of Rule 464 of the General Rules and Regulations under the Securities Act of 1933, as amended.

PROSPECTUS
__________

                                 212,000 SHARES

                           COMVERSE TECHNOLOGY, INC.

                                  COMMON STOCK
                               __________________

          This Prospectus relates to an aggregate of 212,000 shares of Common Stock, par value $0.10 per share ("Common Stock"), of Comverse Technology, Inc. ("Comverse" or the "Company"), issuable upon the exercise of options which have been granted pursuant to the Company's Stock Option Plans and which may be offered for resale from time to time by the individuals hereinafter identified (the "Registering Shareholders"), each in his discretion and for his own account. It is anticipated that the Registering Shareholders will offer such shares at the prevailing prices in the over-the-counter market as at the date of each such sale. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Registering Shareholders will be borne by them. None of the shares offered pursuant to this Prospectus has been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

          The Registering Shareholders, and any broker-dealers executing sale orders on behalf of the Registering Shareholders, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and commissions received by such broker-dealers may be deemed to be underwriting compensation under the Securities Act.

          The Common Stock is traded in the over-the-counter market and is regularly quoted on the NASDAQ National Market System with the trading symbol CMVT. On July 15, 1998 the closing price of the Common Stock as reported by the NASDAQ National Market System was $55.375 per share.

                             _____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _____________________

                 The date of this Prospectus is July 17, 1998.
                             _____________________

          No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Registering Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof. Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date hereof.

          This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any state to any person to whom such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION


          The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy or information statements and other information filed by the Company can be inspected and copied at public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company) at http://www.sec.gov. In addition, such reports, proxy statements, information statements and other information may be inspected at the offices of the Nasdaq Stock Market, Reports Section, at 1735 K Street, N.W., Washington, D.C. 20006.

          Information, as of particular dates, concerning the directors and officers of the Company, their remuneration, options granted to them under the stock option plans of the Company, the principal shareholders of the Company and any material interest of such persons in transactions with the Company are and will be disclosed in the proxy statements and annual reports of the Company filed with the Commission.

          The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). The Company will also promptly furnish on written request, without charge, a copy of its most recent Annual Report to Shareholders. Requests for copies of any such document should be directed to the Secretary of the Company, by mail addressed to Comverse Technology, Inc., 170 Crossways Park Drive, Woodbury, New York 11797, or by telephone at (516) 677-7200.



                               TABLE OF CONTENTS

                                                                             Page
     The Company  .........................................................    3
     Use of Proceeds  .....................................................    3
     Registering Shareholders  ............................................    3
     Plan of Distribution  ................................................    4
     Legal Matters  .......................................................    5
     Incorporation of Certain Information by Reference  ...................    5

                                  THE COMPANY

     Comverse Technology, Inc. ("Comverse" or "the Company"), together with its subsidiaries, designs, develops, manufactures, markets and supports special purpose computer and telecommunications systems and software for multimedia communications and information processing applications. The Company's systems are used in a broad range of applications by fixed and wireless telephone network operators, government agencies, financial institutions and other public and commercial organizations worldwide. Through subsidiaries, the Company is also involved in the provision of computer design and consulting services, the design and development of software for Advanced Intelligent Network architecture and services, the manufacture of special purpose systems for telephone answering service bureaus, the operation of a telemessaging service bureau and capital market activities for its own account. The Company's results of operations, and an investment in the Common Stock, may be subject to significant uncertainties, including (without limitation) uncertainties relating to rapid technological changes in the Company's industries, competition, results of research and development efforts, government regulation and incentive policies, and general economic conditions in various markets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Certain Trends and Uncertainties" in the Company's Transition Report on Form 10-K for the transition period ended January 31, 1998, incorporated herein by reference.

     Comverse was incorporated in the State of New York in October 1984. Its principal executive offices are located at 170 Crossways Park Drive, Woodbury, New York 11797, where its telephone number is (516) 677-7200.


                                USE OF PROCEEDS

     The Company will receive no part of the proceeds of any sales of shares made hereunder, except insofar as the amount due to the Company upon the exercise of any stock option in payment of the purchase price of the underlying shares may be deemed to be paid to the Company out of the proceeds of the sale of such shares hereunder.


                            REGISTERING SHAREHOLDERS

     The following table sets forth as to each of the Registering Shareholders
(i) his name and position with the Company, (ii) the number of shares of Common Stock beneficially owned by him prior to this offering, (iii) the number of shares which may be sold by him pursuant to this offering, (iv) the number of shares, and the percentage of the total number of shares issued and outstanding represented by such shares, beneficially owned by him assuming the sale of all shares which may be sold pursuant to this Prospectus, and (v) the number of shares subject to stock options heretofore granted to him but not yet vested.


                                  Number of Shares   Number of   Shares Beneficially     Number of Shares
                                 Beneficially Owned   Shares     Owned after Offering    Subject to Options
Name and Position                Prior to Offering    Offered    Number        Percent   Not Currently Vested
-----------------                ------------------  ---------   ------        -------   --------------------
Kobi Alexander
President, Chairman of
the Board, Chief Executive
Officer and Director                  938,750          50,000     888,750       2.0%          825,000

Carmel Vernia
Chief Operating Officer
and Director                          218,750          50,000     168,750         *           207,500

Francis E. Girard
President of Comverse Network
Systems Division and Director         142,155          50,000      92,155         *           311,959

William F. Sorin
Secretary and Director                 30,000           25,000       5,000         *            75,000

Igal Nissim
Chief Financial Officer                17,500            5,000      12,500         *            37,500

Zvi Alexander
Director                               25,000           11,000      14,000         *             6,000

John H. Friedman
Director                               13,000            7,000       6,000         *             6,000

Sam Oolie
Director                               10,000            7,000       3,000         *             6,000

Shaula A. Yemini
Director                               16,900            7,000       9,900         *             6,000
---------------------

*  Less than one percent of total shares outstanding.


                              PLAN OF DISTRIBUTION

     Each of the Registering Shareholders has advised the Company that he intends to sell the shares offered hereby from time to time in the over-the-counter market at prices prevailing in such market at the time of sale. Each Registering Shareholder may also sell all or any portion of such shares from time to time in private transactions. Any such transactions may be effectuated directly or through broker-dealers, who may act as agent or as principal. The Registering Shareholders, and any broker-dealers participating in such transactions, may be deemed to be underwriters within the meaning of the Securities Act.

     Broker-dealers participating in such transactions as agent may receive commissions from the Registering Shareholders or from the other parties to the transactions. Usual and customary brokerage fees will be paid by the Registering Shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale. Any commissions paid or any discounts or concessions allowed to such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received by them on the resale of such shares, may be deemed to be underwriting compensation within the meaning of the Securities Act.


                                 LEGAL MATTERS

     Legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by William F. Sorin, attorney-at-law, 823 Park Avenue, New York, New York 10021. Mr. Sorin is an officer and director of the Company and one of the Registering Shareholders.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference into this Prospectus the following documents filed with the Commission:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

     2. The Company's Transition Report on Form 10-K for the period ended January 31, 1998, as amended;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998;

     4.   The Company's Current Report on Form 8-K filed on July 2, 1998; and

     5. The description of the Company's Common Stock contained in its registration statement on Form 8-A filed with the Commission on March 17, 1987.


     All documents filed by the Company after the date of this Prospectus pursuant to Sections l3(a), l3(c), l4 or l5(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Information Incorporated by Reference.
          -------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Transition Report on Form 10-K for the period ended January 31, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998;

          (d) The Company's Current Report on Form 8-K filed on July 2, 1998;

          (e) All other reports and other documents filed by the Company pursuant to Section l3(a) or l5(d) of the Exchange Act since December 31, 1997; and

          (f) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated March 16, 1987, filed pursuant to
     Section 12(b) or (g) of the Exchange Act.

          All documents filed by the Company pursuant to Sections l3(a), l3(c), l4 or l5(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Counsel for the Company, William F. Sorin, 823 Park Avenue, New York, New York 10021, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Company's applicable Stock Option Plans, be legally and validly issued, fully-paid and nonassessable. Mr. Sorin is an officer and director of the Company and is included in the Registering Shareholders. He is the beneficial owner of 30,000 of Common Stock issuable upon exercise of stock options.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company has included in its Certificate of Incorporation, pursuant to Section 402(b) of the Business Corporation Law of the State of New York, a provision that no director of the Company shall be personally liable to the Company or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

          The By-Laws of the Company further provide that the Company shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the Business Corporation Law and when authorized by resolution of the shareholders or directors of the Company or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Company has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its By-Laws.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------
               Not applicable.

Item 8.        Exhibits.
               --------

               See Index to Exhibits following the signature pages to this Registration Statement.

Item 9.        Undertakings.
               ------------

         (a) (1) The Company undertakes to file, during any period in which offers or sales are being made hereunder, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) The Company hereby undertakes that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 17, 1998.

                                    COMVERSE TECHNOLOGY, INC.

                                    By:  S/ KOBI ALEXANDER
                                         ----------------------
                                         Kobi Alexander, President,
                                         Chairman of the Board
                                         and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

S/Kobi Alexander                       President, Chairman of the Board,       July 17, 1998
----------------------------------     Chief Executive Officer and Director
Kobi Alexander                         (principal executive officer)


S/Igal Nissim                          Vice President-Finance and-             July 17, 1998
----------------------------------     Chief Financial Officer
Igal Nissim                            (principal financial and
                                       accounting officer)


S/Gregory C. Carr                *     Director                                July 17, 1998
----------------------------------
Gregory C. Carr

S/John H. Friedman               *     Director                                July 17, 1998
----------------------------------

S/Frances E. Girard              *     President of Comverse
----------------------------------     Network Systems Division
                                       and Director                            July 17, 1998


S/Sam Oolie                      *     Director                                July 17, 1998
----------------------------------
Sam Oolie

S/William F. Sorin              *      Director                                July 17, 1998
----------------------------------
William F. Sorin

S/Carmel Vernia                 *      Chief Operating Officer
----------------------------------     And Director                             July 17, 1998


S/Shaula Yemini                  *     Director                                 July 17, 1998
----------------------------------
Shaula Yemini

*  By:  S/Kobi Alexander
        Kobi Alexander
        Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION

 4.1 Excerpts from certificate of incorporation, as amended. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994.)

 4.2 Excerpts from by-laws, as amended. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992.)

 4.3 Specimen stock certificate. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1993.)

 4.4 Indenture dated as of June 30, 1998 from Comverse Technology, Inc. to The Chase Manhattan Bank, Trustee. (Incorporated by reference to Exhibits filed with Current Report on Form 8-K filed on July 2, 1998 under the Securities Exchange Act of 1934.)

 4.5 Specimen 4-1/2% Convertible Subordinated Debenture due 2005. (Incorporated by reference to Exhibits filed with Current Report on Form 8-K filed on July 2, 1998 under the Securities Exchange Act of 1934.)

 4.6 Indenture dated as of October 4, 1996 from Comverse Technology, Inc. to The Chase Manhattan Bank, N.A., Trustee. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1996.)

 4.7 Specimen 5-3/4% Convertible Subordinated Debenture due 2005. (Included in Exhibit 4.6.)

 4.8 Boston Technology, Inc. 1989 Stock Option Plan. (Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.)

 4.9 Boston Technology, Inc. 1992 Directors' Stock Option Plan. (Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.)

 4.10 Boston Technology, Inc. 1994 Stock Incentive Plan. (Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.)

 4.11 Boston Technology, Inc. 1995 Director Stock Option Plan. (Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.)

 4.12 Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan. (Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.)

 4.13 Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan. (Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.)

 4.14 Comverse Technology, Inc. 1997 Employee Stock Purchase Plan. (Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.)

 4.15 Nonstatutory Stock Option Agreement. (Incorporated by reference to Exhibits filed with Amendment No. 1 to this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on May 1, 1998.)

 4.16 Comverse Technology, Inc. 1987 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1987.)

 4.17 Comverse Technology, Inc. 1994 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994.)

 4.18 Comverse Technology, Inc. 1995 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1995.)

 4.19     Comverse Technology, Inc. 1996 Stock Option Plan   (Incorporated by
          reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1996.)

 5.1      Opinion of William F. Sorin, Esq. (Filed herewith.)

 23.1     Consent of William F. Sorin, Esq. (Included in Exhibit 5.1).

 23.2     Consent of Deloitte & Touche L.L.P. (Filed herewith.)

 23.3     Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

 24.1 Power of Attorney. (Included on the signature page of the Registration Statement that is amended hereby, filed on January 16, 1998.)